THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 144

                       TRUST AGREEMENT

                  Dated:  December 4, 1996

     This Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank, as Trustee, Securities evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for the First Trust Special Situations Trust, Series 24" effective January 23, 1992 (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and conditions of Trust.

                W I T N E S S E T H  T H A T:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and Portfolio Supervisor agree as follows:

                           PART I

           STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                           PART II

            SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

     (a) The Securities defined in Section 1.01(5) listed in Schedule A hereto have been deposited in trust under this Trust Agreement.

     (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust is the amount set forth under the captions "Summary of Essential Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

     (c)   The  number  of units in a Trust referred  to  in
Section 2.03 is set forth under the caption "Summary of Essential Information - Number of Units" in the Prospectus.

     (d) For each Trust the First General Record Date and the amount of the second distribution of funds from the Interest Account shall be the record date for the Interest Account and the amount set forth under "Trust Summary-Initial Distribution" for such Trust in the Prospectus.

     (e) For each Trust the "First Settlement Date" is the date set forth under "Summary of Essential Information-First
Settlement Date" for such Trust in the Prospectus.

     (f) Notwithstanding anything to the contrary in the first three sentences of Section 6.04 of Article VI of the Standard Terms and Conditions of Trust, the Trustee's fee shall be calculated on the largest number of units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, and the initial rate at which such compensation is computed shall be the amount set forth in "Special Trust Information" for such Trust in the Prospectus.

     (g) Notwithstanding anything to the contrary contained in the Standard Terms and Conditions of Trust, "Portfolio Supervisor" shall mean First Trust Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

                          PART III

     A. Notwithstanding any provision to the contrary contained in the Standard Terms and Conditions of trust and in lieu of the receipt of Certificates evidencing ownership of Units of the Fund, the Sponsor or any Underwriter of the Fund listed under the caption "Underwriting" in the Prospectus, at its option, may elect that Units of the Fund owned by it be reflected by book entry on the books and records of the trustee. For all purposes such Sponsor or Underwriter shall be deemed the owner of such Units as if a Certificate evidencing ownership of Units of the Fund had actually been issued by the Trustee. The Units reflected by book entry on the books and records of the trustee may be transferable by the registered owner of such Units by written instrument in form satisfactory to the Trustee. The registered owner of Units reflected by book entry on the books and records of the Trustee shall have the right at any time to obtain Certificates evidencing ownership of such Units.

     B. Section 1.01(5) of the Standard Terms and Conditions of Trust is hereby amended to delete the words "such of the interest-bearing corporate debt obligations (the "Corporate Bonds") and U.S. Treasury bonds" in the first sentence thereof and inserting in their place the words "U.S. Treasury bonds (the "Bonds")."

     C. All reference in the Standard Terms and Conditions of Trust to "Corporate bonds' are hereby amended to refer to "Bonds".

     D.    Section  1.01(12), Section 1.01(13)  and  Section
2.05 of the Standard Terms and conditions of Trust are hereby deleted in their entirety.

     E. The sixth paragraph of Section 5.02 of the Standard Terms and conditions of Trust is hereby amended by deleting the third and fourth sentences thereof.

     F. All reference in the Standard Terms and conditions of Trust to the "Insurer", "Insurance" or "Insurance" are hereby deleted.

     G.    The  reference to "20%" in the first sentence  of
Section 6,01(g) of the Standard Terms and conditions of Trust is hereby amended to read "the lower of $1,000,000 or 10%.

     H. Section 1.01(4) shall be amended to read as follows:

     "The Trustee, as of the "First Settlement Date", as defined in Part II of the Trust Agreement, shall advance from its own funds and shall pay to the depositor the amount of interest accrued to such date on the bonds deposited in the respective Trusts. The Trustee, as of the "First Settlement Date, " as defined in Part II of the Trust Agreement, shall also advance to the Trust from its own funds and distribute to the Depositor the amount specified in Part II of the Trust Agreement, which is the amount by which the Trustee's fee is reduced in respect of interest accrued on "when-issued" Bonds and on Contract Bonds delivered to the Trustee subsequent to the First Settlement Date pursuant to Section 6.04. The Trustee shall be entitled to reimbursement, without interest, for such advancements form interest received by the Trust. Subsequent distributions shall be made as hereinafter provided."

     I.     Notwithstanding  anything  to  the  contrary  in
Section 3.05, Certificateholders may not elect to receive distributions on a semiannual basis.

     J. Section 2.01. of Article II of the Standard Terms and Conditions of Trust is hereby amended by inserting"(a)" prior to the beginning of the text of the paragraph and adding the following additional paragraphs:

           (b) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Bonds, in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or contract Obligations relating to such Bonds), to be held, managed and applied by the Trustee as herein provided. Such deposit of additional Bonds shall be made, in each case, pursuant to a Notice of Deposit of Additional Bonds from the depositor to the Trustee. The Depositor, in each case, shall ensure that each deposit of additional Bonds pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage the Trust and the Depositor shall ensure that such Bonds are The depositor shall deliver the additional bonds which were Bonds and which were represented by Contract Obligations within 10- calendar days after such deposit of additional Bonds (the "Additional Bonds Delivery Period"). If a contract to buy such Bonds between the Depositor and seller is terminated by the seller thereof for any reason beyond the are not delivered to the Trust by the end of the Additional Bonds Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section
3.14. If the Depositor does not take the action specified in Section 3.14 within 10 calendar days of the end of the Additional Bonds Delivery Period, the Trustee shall forthwith take the action specified in Section 3.14.

           (c)  In connection with the deposits described in
Section 2.01 (a) and (b), the Depositor has, in the case  of
Section 2.01 (a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit, will, deposit cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Obligations (the "Purchase Amount") relating to Bonds which are not actually delivered to the trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The trustee may deposit such cash or cash drawn on the Letter of credit in a non-interest bearing account for the Trust.

           (d)   In  the event that the purchase of Contract
Obligations   pursuant  to  any  contract   shall   not   be
consummated in accordance with said contract or if the Bonds represented by Contract Obligations are not delivered to the Trust in accordance with Section 2.01 (a) or 2.01 (b) and the monies, or, if applicable, the monies drawn on the Letter of Credit, deposited by the Depositor are not utilized for
Section 3.14 purchase price of New Bonds, such funds, to the extent of the Replacement Bond was acquired pursuant to
Section 3.14, plus all amounts described in the next succeeding two sentences shall be credited to the Principal Account and distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unit holder his pro rata portion of the sales charge levied on the sale of Units to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unit holders, interest on the amount of the purchase price to the Trust of the Failed Contract Obligation, at the rate of 5% per annum to the date the Depositor notifies the trustee that no Replacement Bond will be purchased or, in the absence of such notification, to the expiration date for purchase of a remaining from monies drawn on the Letter of Credit which are not used to purchase New Bonds or are not used to provide refunds to Unit holders shall be paid to the Depositor.

           (e) The trustee is hereby irrevocable authorized to effect registration or transfer of the Bonds in fully registered form to the name of the Trustee or to the name of its nominee.

           (f) In connection with and at the time of any deposit of additional bonds pursuant to Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the trust as of the date of such deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income account, cash or other property (other than Bonds) received by the trust as of the date of the distributions declared but not received as of the date of the deposit, reduced by the amount of and cash or other property received or receivable on any Bond allocable (in accordance with the Trustee's calculation of the monthly distribution from the income Account pursuant to Section 3.05) to a distribution made or to made in respect of a Record Date occurring prior to the deposit. such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.

     K. Section 3.07 of Article III of the Standard Terms and Conditions of trust is hereby amended by deleting "or" immediately prior to paragraph (g) and adding the following paragraph:

     ";  or (h) that Bonds need to be sold in order to  meet
     established  principal  distributions  which   are   an
     objective of the Trust as described in the Prospectus."

     L. Section 1.01(2) shall be amended to read as follows:

           "(2)  "Trustee"  shall mean The  Chase  Manhattan
Bank, or any successor trustee appointed as hereinafter provided."

     All  references to United States Trust Company  of  New
York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

     M. Section 1.01(4) shall be amended to read as follows:

          "(4) "Portfolio Supervisor" shall mean First Trust
     Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     N. The third paragraph of Section 3.05 of Article III of the Standard Terms and Conditions of Trust is hereby amended to include the following subsection:

          "Section (e) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.16.

     O. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.16.:

          "Section 3.16. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount as set forth in the Prospectus times the number of Units outstanding as of January 1 of such year except for a year or years in which an initial offering period as determined by Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides service during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other unit investment trusts for which the Depositor hereunder is acting as Depositor for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor providing services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Interest and Principal Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

          If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.16, the Trustee shall have the power to sell (i) Bonds from the current list of Bonds designated to be sold pursuant to Section
     5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.16.

          Any moneys payable to the Depositor pursuant to this Section 3.16 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     P. The first sentence of Section 3.15. shall be amended to read as follows:

          "As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed such amount set forth in the Prospectus under "Summary of Essential Information" per Unit outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in
     Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Trust for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for the cost of providing such services."

     Q. The following shall be added immediately following the first sentence of paragraph (c) of Section 2.01:

          "The Trustee may allow the Depositor to substitute any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) with cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of credit shall be released by the Trustee."

IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank, Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                         NIKE SECURITIES L.P.,
                         Depositor


                         By   Robert M. Porcellino
                              Senior Vice President

                         The Chase Manhattan Bank, Trustee


(SEAL)                   By   Thomas Porrazzo
                              Vice President

Attest:

Rosalia A. Raviele
Second Vice President

                         SECURITIES EVALUATION SERVICE,
INC.,
Evaluator

(SEAL)                   By   James R. Couture
                              President
Attest:

James G. Prince
Vice President and
 Assistant Secretary

                         FIRST TRUST ADVISORS L.P.,
                         Portfolio Supervisor


                         By   Robert M. Porcellino
                              Vice President

                SCHEDULE A TO TRUST AGREEMENT
               SECURITIES INITIALLY DEPOSITED

                             IN

    THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 144

(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth for each Trust in the Prospectus.)